EXHIBIT 99.1
FOR RELEASE ON April 26, 2006 at 7:30 a.m. E.D.T.

CONTACT:	Dan Behrendt
Chief Financial Officer
TASER International, Inc.
(480) 905-2000
TASER International, Inc. Reports Record First Quarter Revenue of $13.9 Million, $0.8 Million
Operating Income, $0.7 Million Net Income and $0.01 Basic EPS for the First Quarter of 2006
SCOTTSDALE, Arizona, April 26, 2006 — TASER International, Inc. (Nasdaq: TASR) a market leader in advanced electronic control devices reported today that revenues for the first quarter of 2006 were $13.9 million, a record for the first quarter, with operating income of $0.8 million, net income of $0.7 million and basic and diluted earnings per share of $0.01. Compared to the first quarter of 2005, sales in the first quarter of 2006 increased by $3.7 million, or 36%, and net income increased by $0.7 million. Business also continued to improve sequentially as revenues in the first quarter of 2006 increased by $1.3 million over the fourth quarter of 2005. The Company generated $1.9 million of cash from operations in first quarter of 2006 which increased the total cash, cash equivalents and investments balance to $45.4 million.
Significant events in the first quarter of 2006 include:
1.	The Company achieved ISO 9001:2000 certification of its quality management system demonstrating a commitment to quality for its customers, suppliers and employees.

2.	The Company successfully completed a live-fire demonstration of the TASER XREP™ (eXtended Range Electro-Muscular Projectile), completing a research and development program for the Office of Naval Research. Multiple rounds were fired from a 12-gauge shotgun, one of the most prevalent shoulder fired launchers in use today, at ranges up to 30 meters. While the XREP is currently a development prototype, it is expected to transition to production in 2007.

3.	A landmark survey published in the Society of Academic Emergency Medicine found that the TASER® X26 electronic control device did not affect recordable cardiac electrical activity within a 24-hour period following a standard five-second application. This study can be viewed at: www.aemj.org/cgi/content/abstract/j.aem.2006.01.017v1

4.	Two more product liability suits were dismissed representing the eleventh and twelfth wrongful death or injury lawsuit that has been dismissed or judgment entered in favor of the Company in the past 24 months.
“We believe the first quarter results have given us a strong start to 2006, with the highest first quarter revenues in our Company’s history,” commented Rick Smith, Chief Executive Officer of TASER International, Inc. “Qualitatively, we believe many of the challenges of 2005 are behind us and we believe that we are beginning to re-establish momentum in the marketplace. We also believe the launch of the TASER Cam™ in the second quarter will further enhance our market position as the leader in non-lethal technology and enable us to continue revenue growth. This also further continues our lead in pioneering technology that increases accountability.”
The Company will be hosting its first quarter 2006 earnings conference call on April, 26, 2006 at 10:00 a.m. E.D.T. The conference call is available via web cast and can be accessed on the “Investor Relations” page at www.TASER.com. To access the teleconference, please dial: 800-688-0836 or 617-614-4072 for international callers. The pass code is 54390424 for both numbers.
About TASER International, Inc.
TASER International, Inc. provides advanced non-lethal devices for use in the law enforcement, military, private security and personal defense markets. TASER devices use proprietary technology to safely incapacitate dangerous, combative, or high-risk subjects who pose a risk to law enforcement officers, innocent citizens or themselves. TASER technology saves lives every day, and the use of TASER devices dramatically reduces injury rates for police officers, and suspects.
Note to Investors
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.
TASER International, Inc. assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) order delays; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning TASER device uses; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies and (24) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Form 10-Qs.
The statements made herein are independent statements of TASER International, Inc. The inclusion of any third parties does not represent an endorsement of any TASER International products or services by any such third parties.
For further information contact Marcy Rigoni, Manager of Investor Relations at Marcy@TASER.com or call 800-978-2737 ext. 2011, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., +1-480-905-2002. Visit the company’s web-site at www.TASER.com for facts and video.
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TASER International, Inc.
Statements of Income
(Unaudited)

	For the Three Months Ended
	March 31, 2006	March 31, 2005

Net Sales	$13,893,563	$10,204,161

Cost of Products Sold:
Direct manufacturing expense	3,529,401	3,110,206
Indirect manufacturing expense	1,388,733	1,417,819

Total Cost of Products Sold (including stock-based compensation expense of $19,834 and $0, respectively)	4,918,134	4,528,025

Gross Margin	8,975,429	5,676,136
Sales, general and administrative expenses (including stock-based compensation expense of $267,144 and $0, respectively)	7,480,345	5,590,100
Research and development expenses (including stock-based compensation expense of $63,022 and $0, respectively)	658,076	347,363

Income from Operations	837,008	(261,327)
Interest income	367,435	198,875
Interest expense	(2,007)	(88)
Other income (expense), net	(112)	(375)

Income (loss) before income taxes	1,202,324	(62,915)
Provision (credit) for income taxes	509,603	(24,000)

Net Income (loss)	$692,721	$(38,915)

Income per common and common equivalent shares
Basic	$0.01	$(0.00)
Diluted	$0.01	$(0.00)
Weighted average number of common and common equivalent shares outstanding
Basic	61,947,048	61,101,125
Diluted	64,053,031	63,948,784

TASER International, Inc.
Balance Sheets
(Unaudited)

	March 31, 2006	December 31, 2005
ASSETS

Current Assets
Cash and cash equivalents	$14,267,459	$16,351,909
Short-term investments	1,008,596	—
Accounts receivable, net	7,698,490	5,422,027
Inventory	8,982,997	10,283,390
Prepaids and other assets	1,954,251	2,795,576
Insurance settlement proceeds receivable	—	575,000
Income tax receivable	43,754	44,454
Current deferred income tax asset	7,168,070	6,955,500

Total Current Assets	41,123,617	42,427,856
Long-term investments	30,132,073	27,548,120
Property and equipment, net	21,094,598	21,061,754
Deferred income tax asset	19,331,906	19,959,681
Intangible assets, net	1,334,392	1,340,783

Total Assets	$113,016,586	$112,338,194

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of capital lease obligations	$43,617	$43,111
Accounts payable and accrued liabilities	5,569,869	6,285,274
Current deferred revenue	632,651	561,165
Deferred insurance settlement proceeds	442,472	476,515
Customer deposits	238,562	190,256

Total Current Liabilities	6,927,171	7,556,321
Capital lease obligations, net of current portion	65,090	76,188
Deferred revenue, net of current portion	977,692	839,983

Total Liabilities	7,969,953	8,472,492

Commitments and Contingencies
Stockholders’ Equity
Common stock	620	619
Additional paid-in capital	79,231,071	78,742,862
Retained earnings	25,814,942	25,122,221

Total Stockholders’ Equity	105,046,633	103,865,702

Total Liabilities and Stockholders’ Equity	$113,016,586	$112,338,194

TASER International, Inc.
Selected Statement of Cash Flows Information
(Unaudited)

	For the Three Months Ended
	March 31, 2006	March 31, 2005

Net income	$692,721	$(38,915)
Depreciation and amortization	516,740	266,777
Stock-based compensation expense	350,000	—
Net cash provided by operating activities	1,923,674	1,407,887
Net cash provided / (used) by investing activities	(4,135,742)	1,990,806
Net cash provided by financing activities	127,618	283,193
Cash and Cash Equivalents, end of period	14,267,459	18,439,045
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